AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 4, 2000

                                                       Registration No. 333-____

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                          Mobile Design Concepts, Inc.
        (Exact name of small business issuer as specified in its charter)

        Nevada                        1531                     87-0650219
   (State or other          (Primary Standard                  (I.R.S. Employer
    jurisdiction of          Industrial Classification          Identification
    incorporation or         Code Number)                       Number)
    organization)

                          6500 South 400 West, Suite C
                           Salt Lake City, Utah  84107
                                 (801) 266-2420
   (Address and telephone number of Registrant's principal executive offices)

                                  Same as Above
(Address of principal place of business or intended principal place of business)

                               Steven N. Bednarik
                          6500 South 400 West, Suite C
                           Salt Lake City, Utah  84107
                                 (801) 266-2420
            (Name, address and telephone number of agent for service)

                                   copies to:
                             Mark N. Schneider, Esq.
                  Mark N. Schneider, A Professional Corporation
                          265 East 100 South, Suite 250
                           Salt Lake City, Utah  84111
                       Telephone:  (801) 359-1984, ext. 7
                              Fax:  (801) 359-1988

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE
Title of each     Dollar         Proposed           Proposed
class of          amount         maximum            maximum               Amount of
securities        to be          offering price     aggregate             registration
registered        registered     per unit(1)        offering price(1)     fee
-------------     ----------     --------------     -----------------     ------------
Common Stock      $125,000       $0.25              $125,000              $33.00

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                  Subject To Completion, Dated August 4, 2000

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

                                 500,000 Shares

                          Mobile Design Concepts, Inc.

                                  Common Stock
                                 $0.25 Per Share

This is an initial public offering of shares of common stock of Mobile Design Concepts, Inc. We are offering up to 500,000 shares of our common stock in this offering. The stock is being offered on a "best efforts" basis with no requirement that any minimum number of shares be sold. The offering will continue until the earlier of the date all offered shares are sold or six months from the date of this prospectus. The funds received from the sale of stock in this offering will not be placed in escrow and will immediately be available to us for use in our business in the manner described in "Use of Proceeds." No broker-dealer is participating in this offering and no sales commissions will be paid to any person in connection with this offering.

There is currently no trading market for our common stock and there can be no assurance that any trading market will develop in the future.

An investment in our stock is extremely speculative and involves several significant risks. You are cautioned not to invest unless you can afford the loss of your entire investment. We urge you to read the "Risk Factors" section of this prospectus beginning on page 3, and the rest of this prospectus, before making an investment decision.

                                            Per Share     Total
                                            ---------    --------
Public offering price                       $0.25        $125,000
Commissions                                 $   0        $      0
Proceeds to Mobile Design, before expenses  $0.25        $125,000

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is August __, 2000.

                Table of Contents

                                                Page
                                                ----
Prospectus Summary . . . . . . . . . . . . . .    2
Risk Factors . . . . . . . . . . . . . . . . .    3
Forward-Looking Statements . . . . . . . . . .    5
Market for Common Stock and Dividend Policy. .    5
Use of Proceeds. . . . . . . . . . . . . . . .    5
Dilution . . . . . . . . . . . . . . . . . . .    6
Plan of Operation. . . . . . . . . . . . . . .    6
Business . . . . . . . . . . . . . . . . . . .    7
Management . . . . . . . . . . . . . . . . . .    9
Executive Compensation . . . . . . . . . . . .    9
Certain Relationships and Related Transactions   10
Principal Shareholders . . . . . . . . . . . .   11
Description of Capital Stock . . . . . . . . .   11
Plan of Distribution . . . . . . . . . . . . .   12
Where You Can Find Additional Information. . .   12
Legal Matters. . . . . . . . . . . . . . . . .   13
Experts. . . . . . . . . . . . . . . . . . . .   13
Financial Statements . . . . . . . . . . . . .  F-1

                               Prospectus Summary

This prospectus summary contains an overview of the information from this prospectus, but may not contain all of the information that is important to you. This prospectus includes specific terms of the offering of our common stock and summary information about our business and financial data. We encourage you to read this prospectus, including the "Risk Factors" section beginning on page 3, in its entirety before making an investment decision.

                          Mobile Design Concepts, Inc.

We are a start-up company that plans to design and manufacture mobile kiosks for use primarily as drive-through coffee and espresso units. Our prototype kiosk is a simple structure approximately 120 square feet in size with one door, a drive through window, stucco exterior and a pitched roof. Our kiosks will be self-contained and will be movable from one location to another. Our kiosks will contain all necessary plumbing and electrical equipment and will have external hook-ups for connection to water and electrical sources at the site.
We have completed the design of our prototype kiosk but have not yet constructed one. We intend to sell or lease our kiosks to third parties who are engaged or plan to engage in the drive-through sale of coffee, juice and other beverages.

We have a relationship with Meridian Coffee Company, an affiliate of our president, which is a coffee wholesaler providing coffee and beverage products to retail coffee outlets in the Salt Lake City Metropolitan Area. We believe Meridian will introduce us to certain of its customers who may be interested in expanding their businesses by establishing new or additional drive-through coffee outlets. We believe the addition of new locations will benefit Meridian because it will most likely provide coffee and coffee products for the new locations of its existing customers and it will benefit us because we will generate revenue from the sale or lease of the kiosks.

                                   Our Address

Our offices are located at 6500 South 400 West, Suite C, Salt Lake City, Utah 84107, and our telephone number is (801) 266-2420. Our offices are located in space we share with Meridian Coffee Company, an affiliate of our president.

                                  The Offering

Common stock offered                                  500,000 shares

Common stock to be outstanding after the offering     5,000,000 shares

Use of Proceeds                                       To repay short-term debt,
                                                      if any, construct mobile
                                                      beverage kiosks for sale
                                                      or lease to third
                                                      parties, and for general
                                                      corporate purposes.
                                                      See "Use of Proceeds."

Plan of Distribution                                  The shares will be
                                                      offered by us on a "best
                                                      efforts" basis for up to
                                                      six months from the date
                                                      of this prospectus.
                                                      There will be no
                                                      requirement for the sale
                                                      of a minimum number of
                                                      shares and any proceeds
                                                      received from the sale
                                                      of shares will be
                                                      immediately available
                                                      to us for use in our
                                                      business.  No broker-
                                                      dealer will participate
                                                      in the offering and no
                                                      sales commissions will be
                                                      paid in connection with
                                                      the offering.  See "Plan
                                                      of Distribution."

Dilution The purchase of our shares will result in substantial and immediate dilution to the purchasers in the offering in the amount of approximately $0.226 per share or 90.4% of the offering price.
                                                      See "Dilution."

                                  Risk Factors

An investment in our common stock is extremely speculative and involves significant risks. You are cautioned not to purchase our stock unless you can afford to lose your entire investment. You should carefully consider the following risk factors before you decide to buy our common stock. You should also carefully read and consider all the information we have included in this prospectus before you decide to buy our common stock.

We have a limited operating history and it is difficult to evaluate our business.

We were only recently incorporated in March 2000, have not commenced our planned operations and have not produced any earnings. We face all the risks inherent in a new business and there can be no assurance we will be successful and/or profitable. Our lack of an operating history makes it difficult to evaluate the risks and uncertainties that we face. Our failure to address these risks and uncertainties could cause our business results to suffer and result in the loss of all or part of your investment.

We depend on our president and the loss of his services would have an adverse effect on our business.

We are dependent on our president and sole employee to operate our company and the loss of this person would have an adverse impact on our operations until such time as he could be replaced. We do not have an employment agreement with our president and we do not carry key man life insurance on his life. See "Management."

We arbitrarily established our offering price for the shares.

We arbitrarily established the offering price of our Shares in order for us to raise a gross amount of approximately $125,000 in this offering. The offering price bears no relationship to our assets, earnings, book value, or other criteria of value. There can be no assurance that the offering price represents the fair market value of the shares, or that you will be able to sell the shares in the future at a price that is at or above the offering price or that you will be able to sell the shares at all.

There is currently no market for our common stock and there is no assurance that any market will develop in the future, which means a purchaser in the offering may not be able to resell the stock in the future.

There is currently no trading market for the Company's common stock and no assurances can be given that any trading market will develop in the future. The purchase of our common stock must be considered an "illiquid" investment and a purchaser may not be able to resell the stock in the future. See "Market for Common Stock and Dividend Policy."

Our stock will be subject to special sales practice requirements that could have an adverse impact on any trading market that may develop for our stock.

Our stock will be subject to special sales practice requirements applicable to "designated securities" and "penny stocks" which are imposed on broker-dealers who sell low-priced securities of this type. These rules may be anticipated to affect the ability of broker-dealers to sell our stock, which may in turn be anticipated to have an adverse impact on the market price for our stock if and when a trading market should develop.

Concentration of ownership will limit your ability to influence corporate matters.

Immediately following this offering, our three current shareholders, including our president, will beneficially own 90% of our outstanding common stock. These stockholders will able to determine the outcome of actions taken by us that require stockholder approval. For example, these stockholders could elect all of our directors and control the policies and practices of the company. See "Principal Shareholders."

Immediately following the offering, the net tangible book value per share of our common stock will be substantially less than the offering price.

Investors purchasing shares in this offering will incur immediate, substantial dilution of approximately $0.226 per share, or 90.4%, in the net tangible book value per share of our stock purchased in the offering. See "Dilution."

The current shareholders will be able to sell their shares under Rule 144 in the future, which may have an adverse impact on any trading market that may develop for our common stock.

We previously issued 4,500,000 shares of our stock to three people in connection with our organization in March 2000. None of such shares has been registered under the Securities Act of 1933, however, once those shares have been held for in excess of one year, they may be available for resale from time to time by means of ordinary brokerage transactions in the open market pursuant to Rule 144 under the Securities Act of 1933, subject to the requirements and limitations imposed by Rule 144. The possibility of such resales under Rule 144 may have a depressive effect on the market price for our stock in any market that may develop in the future. See "Principal Shareholders" and "Future Resales of Securities."

                           Forward-Looking Statements

This prospectus contains statements about the future, sometimes referred to as "forward-looking" statements. Forward-looking statements are typically identified by the use of the words "believe," "may," "will," "should," "expect," "anticipate," "estimate," "project," "propose," "plan," "intend" and similar words and expressions. Statements that describe our future strategic plans, goals or objectives are also forward-looking statements. Any forward-looking statements, including those regarding our or our management's current beliefs, expectations, anticipations, estimations, projections, proposals, plans or intentions, are not guarantees of future performance or results or events and involve risks and uncertainties, such as those discussed below.

The forward-looking statements are based on present circumstances and on our predictions respecting events that have not occurred, that may not occur or that may occur with different consequences and timing than those now assumed or anticipated. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors, including the risk factors discussed above. These cautionary statements are intended to be applicable to all related forward-looking statements wherever they appear in this prospectus. Any forward-looking statements are made only as of the date of this prospectus and we assume no obligation to update forward-looking statements to reflect subsequent events or circumstances. We intend any forward-looking statements to be covered by the safe harbor provisions contained in Section 27A of the Securities Act and Section 21E of the Exchange Act.

                   Market for Common Stock and Dividend Policy

There is no trading market for our common stock and no assurances can be given that any trading market will develop in the future. We arbitrarily established the offering price of our Shares in order for us to raise a gross amount of approximately $125,000 in this offering. The offering price bears no relationship to our assets, earnings, book value, or other criteria of value. There can be no assurance that the offering price represents the fair market value of the shares, or that you will be able to sell the shares in the future at a price that is at or above the offering price or that you will be able to sell the shares at all.

As of the date of this prospectus, we have three shareholders of record. We have never paid cash dividends on our common stock and do not anticipate that we will pay dividends in the foreseeable future.

                                 Use Of Proceeds

We estimate that the net proceeds to us from the sale of all 500,000 shares of common stock in this offering will be approximately $110,000 after deducting estimated offering expenses of $15,000. The offering proceeds will be reduced to the extent less than all offered shares are sold.

Assuming we sell all offered shares, we will use the net proceeds of this offering to pay off any short term debt incurred under the line of credit with our bank, construct our initial prototype mobile beverage kiosk, construct up to approximately three additional mobile beverage kiosks, and for general corporate purposes. If we sell less than all offered shares, we will construct our initial prototype kiosk and construct as many additional kiosks as our funds permit while retaining adequate working capital to cover our estimated costs of operations for at least the next twelve months.

Until such time as the net offering proceeds are spent in the manner described above, they will be invested in short-term investment grade, interest-bearing securities or guaranteed obligations of the U.S. government.

                                    Dilution

Our net tangible book value on April 30, 2000 was $8,423 or approximately $0.002 per share. "Net tangible book value" is our total assets minus the sum of our liabilities and intangible assets. "Net tangible book value per share" is net tangible book value divided by the total number of shares outstanding before the offering.

After giving effect to the sale of all 500,000 shares in this offering at an offering price of $0.25 per share and the receipt of net proceeds in the assumed amount of $110,000, our pro forma net tangible book value on April 30, 2000, would have been $118,423, or $0.024 per share.

The following table illustrates the pro forma increase in net tangible book value of $0.022 per share and the dilution (the difference between the offering price per share and net tangible book value per share) to new investors:

Public offering price per share                                               $ 0.25
Net tangible book value per share as of April 30, 2000. . . . . .     $0.002
Increase in net tangible book value per share attributable to the
   offering . . . . . . . . . . . . . . . . . . . . . . . . . . .     $0.022
                                                                      ------
Pro forma net tangible book value per share as of April 30,
   2000, after giving effect to the offering                                  $0.024
Dilution per share to new investors in the offering                           $0.226
                                                                              ======

The following table shows the difference between existing stockholders and new investors with respect to the number of shares purchased, the total consideration paid and the average price paid per share.

                         Shares Purchased      Total Consideration
                       --------------------    -------------------
                         Number     Percent    Amount    Percent      Average Price
                                                                        Per Share
                       ---------    -------    ------    -------      -------------
Existing stockholders  4,500,000      90%      $  9,000     6.7%        $0.002
New investors . . . .    500,000      10%      $125,000    93.3%        $0.250
Total . . . . . . . .  5,000,000     100%      $134,000   100.0%        $0.027

                                Plan of Operation

You should read the following discussion in conjunction with our financial statements, which are included elsewhere in this prospectus. The following information contains forward-looking statements. See "Forward Looking Statements" and "Risk Factors."

Our plan of operation is to use our existing capital together with the proceeds from this offering to complete construction of our prototype kiosk and to construct up to three additional kiosks for sale or lease to third parties. As of April 30, 2000, we had cash and cash equivalents of approximately $8,500 and no significant liabilities. Since that date we have put in place a $50,000 line of credit from a commercial financial institution that has been personally guaranteed by our president. We plan to draw on the letter of credit as necessary to cover our costs of operation pending our receipt of the net proceeds from this offering in the approximate amount of $110,000 if all offered shares are sold.

We estimate our general and administrative expenses during the next twelve months to be approximately $15,000. We estimate the cost of constructing our prototype kiosk at $20,000 to $25,000, and the cost of constructing additional kiosks to be somewhat lower as the construction process becomes more uniform and any design problems are resolved. If all shares in this offering are sold, we will proceed with the construction plan outlined above, subject to indications of interest from prospective operators. If less than all offered shares are sold, we will reduce our construction budget as appropriate and may attempt to finance the construction of additional kiosks using the purchase contract or lease as security for a loan.

We anticipate that the proceeds from the offering will be sufficient to permit the Company to implement its business plan and conduct its operations for a period of at least twelve months.

                                    Business

General

Our company was recently incorporated under the laws of Nevada on March 10, 2000. In connection with our organization, we sold 4,500,000 shares of our common stock to three persons, including our president, for $9,000 in cash.

We are a start-up company that plans to design and manufacture mobile kiosks for use as drive-through beverage units. Our kiosks will be simple, prefabricated structures designed to be moved from location to location. We have completed the design of our initial prototype kiosk but have not yet constructed it. We intend to sell or lease our kiosks to third parties who are engaged or plan to engage in the drive-through sale of coffee, espresso, juice, or other beverages.

Our Mobile Beverage Kiosks

Our kiosks have been designed as simple structures approximately 120 square feet in size with the following general characteristics and specifications.

- Stucco exterior walls for low maintenance and durability. The stucco will be available in a variety of colors with each operator selecting the color for its kiosk.

- Steep pitch, standing seam metal roof available in a variety of colors to coordinate with the color of the stucco exterior. The color coating will be a powder coat with a baked enamel finish carrying a 25-year manufacturer's warranty. Rain gutters will run along the edge of the entire roofline.

- Gable awnings with color graphics on each side of the kiosk, with awning lights mounted underneath to illuminate the graphics after sunset.

- Interior walls will be insulated and easily washable high-gloss FRP panels from floor to ceiling. The floor will be of a durable industrial composite vinyl with matching baseboards for ease in sweeping and cleaning.

- One insulated steel door and one or two sliding drive through windows with double pane glass. Windows will be located on all sides of the kiosk to maximize natural lighting to the interior and enable customers to watch the preparation of their beverages.

-     Stainless steel serving shelves for each drive through window

- Illuminated billboard menus for each drive-through window allowing customers to select their beverages before arriving at the window and allowing the operator to maximize the flow of traffic.

- One wall mounted air conditioning and heating unit near the door of each kiosk. Each kiosk will contain floor, wall and ceiling insulation designed to provide a stable interior temperature.

- Three-compartment stainless steel sink with faucets and smaller stainless steel hand-washing sink.

- One built-in stainless steel zero-clearance forced-air refrigerator, with an option of adding a second refrigerator.

- One 25-gallon hot water heater. Supply water will be stored in a 32-gallon fresh water polyethylene tank and wastewater will be held in a 38 gallon gray water polyethylene tank pending disposal.

- Fully automatic water pump and filtration systems, with enclosed insulated water pipes.

- 110/220 volt, 200-amp electric service with GFI protected outlets and dedicated circuits for power to the computer and cash register. The units will also be wired for telephone service with 2 jack outlets and will include wiring for an optional security system.

- Interior storage will include lockable under counter storage cabinets and built in modular shelving systems that can be moved and reconfigured for easy cleaning and variable size supply placement. The kiosks will also be supplied with overhead shelving for immediate access to rapidly moving retail product.

We will also offer to provide all beverage equipment such as espresso machines, coffee brewers and grinders, icemakers, blenders, and storage and service containers in accordance with the operator's specifications. Some of these items of equipment may be purchased from Meridian Coffee, an affiliate of our president. See "Certain Relationships and Related Transactions."

Construction of Kiosks

Each kiosk will be built to specification with the operator's input. We will employ a third party contractor to build and deliver to our office the basic wooden structure. Once on our premises, licensed plumbers and electricians will perform the necessary interior plumbing and electrical work under the supervision of our president. We will also hire independent contractors to perform the finish work and we will install the necessary fixtures and equipment. We believe that having the structure on-site will enable us to oversee work being performed by third parties, provide us with maximum flexibility in implementing any final changes the operator deems necessary, and provide us with a model for demonstration to potential buyers. We believe there are numerous sources of the raw materials and skilled and unskilled labor required to construct the kiosks and that we will not be dependent on any single supplier or group of suppliers.

Our Relationship with Meridian

We have a relationship with Meridian Coffee Company, an affiliate of our president, which is a coffee wholesaler providing coffee and beverage products to retail coffee outlets in the Salt Lake City Metropolitan Area. We believe Meridian will introduce us to certain of its customers who may be interested in expanding their businesses by establishing new or additional drive-through coffee outlets. We believe the addition of new locations will benefit Meridian because it will most likely provide coffee and coffee products for the new locations of its existing customers and it will benefit us because we will generate revenue from the sale or lease of the kiosks. We may also purchase certain fixtures or equipment for use in our kiosks from Meridian. If we do, the prices we pay Meridian for such items will be no less favorable to us than the lowest prices charged by Meridian for such items to its other customers.

Competition

We will be competing with numerous general-purpose carpentry and construction companies who have the capability to construct structures of almost any configuration. However, we are not aware of any direct competitors in our area who construct mobile kiosks specifically for use as drive-through beverage units. There are other companies engaged in the construction of mobile beverage kiosks, such as Mountain Manufacturing in Montana, but we believe the distance over which the kiosks must be shipped may provide us with a competitive advantage in our local market. There can be no assurance that an established manufacturing company with superior financial resources and expertise to those of our company will not enter the market and begin competing with us directly.

Employees and Consultants

We have only one employee, our president, and we are dependent on his continued service to implement our business plan. The loss of our president would have a material adverse impact on our business and there is no assurance that we could locate a qualified replacement. We have not entered into an employment agreement with our president and we do not carry "key man" life insurance on the life of our president.

Offices and Facilities

Our offices are located at 6500 S. 400 W, Suite C, Salt Lake City, Utah 84107, in space we share with Meridian Coffee Company, an affiliate of our president. The space consists of 1,000 square feet of space, of which approximately 500 square feet are office space and 500 square feet are warehouse and storage space. From the formation of our company until July 31, 2000, we used this space free of charge. Commencing August 1, 2000, we began subletting an undivided share of the office space from Meridian under a month-to-month arrangement for a monthly rental of $100 plus our share of expenses incurred for paper, copies, long distance telephone charges and similar items.

Legal Proceedings

We are not a party to any material legal proceedings, and to our knowledge, no such legal proceedings have been threatened against us.

                                   Management

As indicated in the following table, Nikk Bednarik (full name Steven N. Bednarik), holds the offices of president, secretary, and treasurer and is the only member of our board of directors. The term of office for each officer position is for one year or until his or her successor is duly elected and qualified by the board of directors. The term of office for a director is for one year or until his or her successor is duly elected and qualified by the shareholders.

                      Term of
Name            Age   Office   Positions Held
-------------   ---   ------   ---------------------------------------------
Nikk Bednarik   31    2001     President, Secretary, Treasurer, and Director

Certain biographical information with respect to Mr. Bednarik is set forth below.

Nikk Bednarik, age 31, has been a director and the president and chief executive officer of Meridian Coffee Company since he co-founded the company in 1992. Meridian Coffee is a coffee wholesaler that provides an assortment of roasted coffees and coffee beans, tea and other beverage products to retail coffee outlets and other businesses and organizations in the Salt Lake City, Utah Metropolitan Area. Mr. Bednarik's full name is Steven N. Bednarik.

                             Executive Compensation

Historical Compensation

We have not paid any compensation to Mr. Bednarik, our sole officer, director and employee, since the date of our incorporation in March 2000. We have not granted Mr. Bednarik any stock options, stock awards or other forms of equity compensation. We do not provide Mr. Bednarik with medical insurance or other similar employee benefits.

Future Compensation

We will not compensate Mr. Bednarik for his efforts in designing and constructing our prototype mobile beverage kiosk. However, we will compensate him for his efforts in constructing future kiosks as follows: (i) we will pay him for actual work performed by him in connection with the kiosk construction at rates comparable to those we would pay an unrelated third party performing the same services for us; and (ii) we will pay him a commission equal to 10% of the sales price of any kiosks we sell and 10% of the effective sales price of any kiosks we lease, with commissions on leased kiosks being paid over the term of the particular lease. We will also reimburse Mr. Bednarik for reasonable costs and expenses incurred by him in connection with our business. We may pay additional compensation to Mr. Bednarik in the future if justified based on the growth of our business and the time Mr. Bednarik is required to devote to our business.

We have not entered into an employment agreement with Mr. Bednarik.

                 Certain Relationships and Related Transactions

Unless otherwise indicated, the terms of the following transactions between related parties were not determined as a result of arm's length negotiations.

Sale of Stock at Organization

In April, 2000, in connection with our organization, we sold 4,500,000 shares of common stock to the three people, including our president, for $9,000 in cash. See "Principal Shareholders."

Shared Office Space with Meridian Coffee

Our offices are located in space we share with Meridian Coffee Company, an affiliate of our president. Commencing August 1, 2000, we agreed to sublet an undivided share of the office space from Meridian under a month-to-month arrangement for a monthly rental of $100 plus our share of expenses incurred for paper, copies, long distance telephone charges and similar items.

Relationship with Meridian

We have a relationship with Meridian Coffee Company, an affiliate of our president, which is a coffee wholesaler providing coffee and beverage products to retail coffee outlets in the Salt Lake City Metropolitan Area. We may purchase espresso, coffee or other equipment for use in our kiosks from Meridian. If we do, the prices we pay Meridian for such items will be no less favorable to us than the lowest prices charged by Meridian for such items to its other customers.

Indemnification

Our articles of incorporation provide that our directors shall have no personal liability to our company or our shareholders for damages for breaches of their fiduciary duties as directors or officers, except for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of certain unlawful distributions. In addition, Section 78.037 of the Nevada corporation law, Article VIII of our articles of incorporation, and
Article VIII of our bylaws provide for indemnification of our directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is contrary to public policy as expressed in the Securities Act and, therefore, is unenforceable.

                             Principal Stockholders

The following table sets forth as of the date of this prospectus the name, address and share holdings of each person who owns of record, or was known by us to own beneficially, 5% or more of our outstanding common stock, and the share holdings of Nikk Bednarik, our sole director and officer.


                                                                      Percentage of
Title of Class          Beneficial Owner(1)             Amount        Ownership
----------------------  -----------------------------   ----------    -------------
Principal Shareholders

  Common Stock          Steven K. Bednarik(2)              750,000     16.7%
                        215 South State Street, #750
                        Salt Lake City, UT 84111

  Common Stock          Lynn Dixon                       1,250,000     27.8%
                                  311 S. State Street
                        Salt Lake City, UT 84111
Officers and Directors

  Common Stock          Nikk Bednarik(2)                 2,500,000     55.6%

  Common Stock          All Executive Officers
                        and Directors as a
                        Group (1 person)                 2,500,000     55.6%
                                                         ---------

(1) Except as otherwise noted, shares are owned beneficially and of record, and such record stockholder has sole voting, investment, and dispositive power.
(2) Steven K. Bednarik is the father of Nikk Bednarik (full name Steven N. Bednarik).

                          Description of Capital Stock

We are authorized to issue 50,000,000 shares of common stock, $0.001 par value, and 5,000,000 shares of preferred stock, $0.001 par value. The following summary description is qualified by reference to the detailed provisions of our articles of incorporation and bylaws, copies of which have been filed as exhibits to the registration statement in which this prospectus is included.

Common Stock

As of the date of this prospectus, we have 4,500,000 shares of common stock issued and outstanding. The holders of common stock are entitled to one vote per share on each matter submitted to a vote at any meeting of stockholders. Holders of common stock do not have cumulative voting rights, and therefore, a majority of the outstanding shares voting at a meeting of stockholders is able to elect the entire board of directors, and if they do so, minority stockholders would not be able to elect any members to the board of directors. Our bylaws provide that a majority of our issued and outstanding shares constitutes a quorum for stockholders' meetings.

Our stockholders have no preemptive rights to acquire additional shares of common stock or other securities. Our common stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of our company, the shares of our common stock are entitled to share equally in corporate assets after satisfaction of all liabilities and the payment of any liquidation preferences.

The holders of our common stock are entitled to receive such dividends as the board of directors may from time to time declare out of funds legally available for the payment of dividends. We have not paid any dividends in the past and do not anticipate that we will pay dividends on our common stock in the foreseeable future. In certain cases, common stockholders may not receive dividends, if and when declared by the board of directors, until we have satisfied our obligations to any preferred stockholders.

The board of directors has authority to authorize the offer and sale of additional securities without the vote of or notice to existing stockholders, and it is likely that additional securities will be issued to provide future financing. The issuance of additional securities could dilute the percentage interest and per share book value of existing stockholders, including persons purchasing common stock in this offering.

Preferred Stock

Under our articles of incorporation, our board of directors is authorized, without shareholder action, to issue preferred stock in one or more series and to fix the number of shares and rights, preferences and limitations of each series. Among the specific matters that may be determined by the board of directors are the dividend rate, the redemption price, if any, conversion rights, if any, the amount payable in the event of any voluntary liquidation or dissolution of our company and voting rights, if any.

Future Sales of Securities

We previously issued 4,500,000 shares of our stock to three people in connection with our organization in March 2000. None of such shares has been registered under the Securities Act of 1933, however, once those shares have been held for in excess of one year, they may be available for resale from time to time by means of ordinary brokerage transactions in the open market pursuant to Rule 144 under the Securities Act of 1933, subject to the requirements and limitations imposed by Rule 144. The possibility of such resales under Rule 144 may have a depressive effect on the market price for our stock in any market that may develop in the future. See "Principal Shareholders."

                              Plan of Distribution

We are offering up to 500,000 shares of our common stock in this offering. The stock is being offered on a "best efforts" basis with no requirement that any minimum number of shares be sold. The offering will continue until the earlier of the date all offered shares are sold or six months from the date of this prospectus. The funds received from the sale of stock in this offering will not be placed in escrow and will immediately be available to us for use in our business in the manner described in "Use of Proceeds." No broker-dealer is participating in this offering and no sales commissions will be paid to any person in connection with this offering.

There is currently no trading market for our common stock and there can be no assurance that any trading market will develop in the future.

                    Where You Can Find Additional Information

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act for the common stock sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and the accompanying exhibits and schedules. For further information about our common stock and us, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any document to which we refer are not necessarily complete. In each instance, reference is made to the copy of the document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge at the public reference facilities maintained by the Securities and Exchange Commission at room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Securities and Exchange Commission located at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of these materials may be obtained at prescribed rates from the Public Reference Room of the Securities and Exchange Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the site is http://www.sec.gov.

Commencing with the date of this prospectus, we will file periodic reports with the Commission pursuant to sections 13 and 15(d) of the Securities Exchange Act of 1934, including reports on Forms 10-QSB, 10-KSB and 8-K. These reports may be examined and copies of them may be obtained at the public reference facilities of the Securities and Exchange Commission at the locations described above. These reports may also be accessed from the Commission's Web site at http://www.sec.gov. Copies of the periodic reports we file with the Commission will be provided to our shareholders without charge upon request to: Nikk Bednarik, President, Mobile Design Concepts, Inc., 6500 South 400 West, Suite C, Salt Lake City, Utah 84107.

                                  Legal Matters

Certain legal matters with regard to the validity under the Nevada Revised Statutes of the common stock to be sold in this offering has been passed upon for the company by Mark N. Schneider, A Professional Corporation.

                                     Experts

The financial statements included in this prospectus have been audited by Pritchett, Siler & Hardy, independent certified public accountants, to the extent and for the periods set forth in their report included in this prospectus, and are included herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                  MOBILE DESIGN CONCEPTS, INC.
                  [A Development Stage Company]

                      FINANCIAL STATEMENTS

                        APRIL 30, 2000

                  MOBILE DESIGN CONCEPTS, INC.
                  [A Development Stage Company]


                            CONTENTS

                                                          PAGE

          Independent Auditors' Report                     F-1

          Balance Sheet, April 30, 2000                    F-2

          Statement of Operations, for the period from
            inception on March 10, 2000 through
            April 30, 2000                                 F-3

          Statement of Stockholders' Equity, from
             inception on March 10, 2000 through
             April 30, 2000                                F-4

          Statement of Cash Flows, for the period from
            inception March 10, 2000 through
            April 30, 2000                                 F-5

          Notes to Financial Statements                    F-6/8

                  INDEPENDENT AUDITORS' REPORT



Board of Directors
MOBILE DESIGN CONCEPTS, INC.
Salt Lake City, Utah

We have audited the accompanying balance sheet of Mobile Design Concepts, Inc. [a development stage company] at April 30, 2000 and the related statement of operations, stockholders' equity and cash flows for the period from inception on March 10, 2000 through April 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements audited by us present fairly, in all material respects, the financial position of Mobile Design Concepts, Inc. [a development stage company] as of April 30, 2000 and the results of its operations and its cash flows for the period from inception on March 10, 2000 through April 30, 2000 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that Mobile Design Concepts, Inc. will continue as a going concern. As discussed in Note 5 to the financial statements, Mobile Design Concepts, Inc. was only recently formed and has not yet been successful in establishing profitable operations, raising substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.


/s/  PRITCHET, SILER & HARDY, P.C.

PRITCHETT, SILER & HARDY, P.C.

May 30, 2000
Salt Lake City, Utah

                  MOBILE DESIGN CONCEPTS, INC.
                  [A Development Stage Company]

                          BALANCE SHEET


                             ASSETS

                                                       April 30,
                                                          2000
                                                      ___________
CURRENT ASSETS:
  Cash in bank                                         $    8,468
                                                      ___________
        Total Current Assets                                8,468
                                                      ___________
                                                       $    8,468
                                                     ____________


              LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable - related party                     $       45
                                                      ___________
        Total Current Liabilities                              45
                                                      ___________

STOCKHOLDERS' EQUITY:
  Preferred stock, $.001 par value,
   1,000,000 shares authorized,
   no shares issued and outstanding                             -
  Common stock, $.001 par value,
   50,000,000 shares authorized,
   4,500,000 shares issued and
   outstanding                                              4,500
  Capital in excess of par value                            4,500
  Deficit accumulated during the
    development stage                                        (577)
                                                      ___________
        Total Stockholders' Equity                          8,423
                                                     ____________
                                                       $    8,468
                                                     ____________


The accompanying notes are an integral part of this financial statement.

                  MOBILE DESIGN CONCEPTS, INC.
                  [A Development Stage Company]

                     STATEMENT OF OPERATIONS


                                                    From Inception
                                                      on March 10,
                                                      2000 Through
                                                        April 30,
                                                           2000
                                                       __________

REVENUE                                                  $      -

EXPENSES:
  General and Administrative                                  577
                                                       __________
LOSS BEFORE INCOME TAXES                                     (577)

CURRENT TAX EXPENSE                                             -

DEFERRED TAX EXPENSE                                            -
                                                       __________

NET LOSS                                                 $   (577)
                                                       ___________

LOSS PER COMMON SHARE                                    $   (.00)
                                                       ___________


The accompanying notes are an integral part of this financial statement.

                  MOBILE DESIGN CONCEPTS, INC.
                  [A Development Stage Company]

                STATEMENT OF STOCKHOLDERS' EQUITY

          FROM THE DATE OF INCEPTION ON MARCH 10, 2000

                     THROUGH APRIL 30, 2000


                                                                Deficit
                                                                Accumulated
               Preferred Stock  Common Stock       Capital in   During the
              ________________  _________________  Excess of    Development
               Shares  Amount    Shares   Amount   Par Value    Stage
              ________ _______  _________ ________ _________    ____________
BALANCE,
  March 10, 2000     - $     -          - $      - $       -    $          -

Issuance of
  4,500,000
  shares common
  stock for
  cash at $.002
  per share,
  April 4, 2000      -       -  4,500,000    4,500     4,500               -

Net loss for the
  period ended
  April 30, 2000     -       -          -        -         -            (577)
              ________ _______  _________ ________ _________    ____________
BALANCE,
  April 30, 2000     - $     -  4,500,000 $  4,500 $   4,500    $       (577)
              ________ _______  _________ ________ _________    ____________


The accompanying notes are an integral part of this financial statement.

                  MOBILE DESIGN CONCEPTS, INC.
                  [A Development Stage Company]

                     STATEMENT OF CASH FLOWS

                      NET INCREASE IN CASH

                                                    From Inception
                                                      on March 10,
                                                      2000 Through
                                                        April 30,
                                                           2000
                                                        __________
Cash Flows Provided by Operating Activities:
 Net loss                                               $     (577)
  Adjustments to reconcile net loss to
    net cash used by operating activities:
    Changes in assets and liabilities:
      Increase in accounts payable                              45
                                                        __________
    Net Cash Provided by Operating Activities                 (532)
                                                        __________
Cash Flows Provided by Investing Activities                      -
                                                        __________
    Net Cash Provided by Investing Activities                    -
                                                        __________
Cash Flows Provided by Financing Activities:

Proceeds from issuance of common stock                       9,000
                                                        __________

    Net Cash Provided by Financing Activities                9,000
                                                        __________
Net Increase in Cash                                         8,468

Cash at Beginning of Period                                      -
                                                        __________
Cash at End of Period                                   $    8,468
                                                        __________

Supplemental Disclosures of Cash Flow Information:

 Cash paid during the period for:
   Interest                                             $        -
   Income taxes                                         $        -

Supplemental Schedule of Noncash Investing and Financing
Activities:

  For the period ended April 30, 2000:
     None


The accompanying notes are an integral part of this financial statement.

                  MOBILE DESIGN CONCEPTS, INC.
                  [A Development Stage Company]

                  NOTES TO FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization - Mobile Design Concepts, Inc. (the Company) was organized under the laws of the State of Nevada on March 10, 2000. The Company plans to design and manufacture mobile kiosks and other structures. The Company has not yet commenced planned principal operations and is considered a development stage company as defined in SFAS No. 7. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

  Loss Per Share - The computation of loss per share is based on the weighted average number of shares outstanding during the period presented in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share". [See Note 6]

  Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

  Organization Costs - Organization costs, which reflect amounts expended to organize the Company, amounted to $545 and were expensed during the period ended April 30, 2000.

  Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimated.

  Recently Enacted Accounting Standards - Statement of Financial Accounting Standards (SFAS) No. 132, "Employer's Disclosure about Pensions and Other Postretirement Benefits", SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", SFAS No. 134, "Accounting for Mortgage-Backed Securities.", SFAS No. 135, "Rescission of FASB Statement No. 75 and Technical Corrections", SFAS No. 136, "Transfers of Assets to a not for profit organization or charitable trust that raises or holds contributions for others", and SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - deferral of the effective date of FASB statement No. 133 ( an amendment of FASB Statement No. 133.)," were recently issued. SFAS No. 132, 133, 134, 135, 136 and 137 have no current applicability to the Company or their effect on the financial statements would not have been significant.

NOTE 2 - CAPITAL STOCK

  Preferred Stock - The Company has authorized 1,000,000 shares of preferred stock, $.001 par value, with such rights, preferences and designations and to be issued in such series as determined by the Board of Directors. No shares are issued and outstanding at April 30, 2000.

  Common  Stock  -  During April of 2000, in  connection  with  its organization, the Company issued 4,500,000 shares of its previously authorized, but unissued common stock for cash. The shares were issued for $9,000 (or $.002 per share).

                  MOBILE DESIGN CONCEPTS, INC.
                  [A Development Stage Company]

                  NOTES TO FINANCIAL STATEMENTS


NOTE 3 - INCOME TAXES

  The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". FASB 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards. The Company has available at April 30, 2000 an operating loss carryforwards of approximately $500 which may be applied against future taxable income and which expires in various years through 2020.

  The amount of an ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforwards the Company has established a valuation allowance equal to the amount of the loss carryforwards and, therefore, no deferred tax asset has been recognized for the loss carryforwards. The net deferred tax asset is approximately $190 as of April 30, 2000, with an offsetting valuation allowance at April 30, 2000 of the same amount. The change in the valuation allowance for the period ended April 30, 2000 is approximately $190.

NOTE 4 - RELATED PARTY TRANSACTIONS

  Management Compensation - As of April 30, 2000, the Company has not paid any compensation to any officer or director of the Company.

  Office Space - The Company has not had a need to rent office space. An officer/shareholder of the Company is allowing the Company to use his/her offices as a mailing address, as needed, at no expense to the Company.

NOTE 5 - GOING CONCERN

  The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company was only recently formed and has not yet been successful in establishing profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through additional sales of its common stock. There is no assurance that the Company will be successful in raising this additional capital or achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

                  MOBILE DESIGN CONCEPTS, INC.
                  [A Development Stage Company]

                  NOTES TO FINANCIAL STATEMENTS


NOTE 6 - LOSS PER SHARE

  The following data shows the amounts used in computing loss per share:

                                                     From Inception
                                                       on March 10,
                                                       2000 Through
                                                        April 30,
                                                           2000
                                                        __________

    Loss from continuing operations
    available to common shareholders
    (numerator)                                         $    (577)
                                                        __________
    Weighted average number of
    common shares outstanding used
    in loss per share for the period
    (denominator)                                       2,416,667
                                                        __________

No person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.






                                 500,000 Shares

                          Mobile Design Concepts, Inc.

                                  Common Stock






Until [90 days after the date of this prospectus], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II
                     Information Not Required in Prospectus

Item 13.  Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses payable by us in connection with the offering (excluding underwriting discounts and commissions):

Nature of Expense                                   Amount
--------------------------------------------------  -------
SEC registration fees. . . . . . . . . . . . . . .  $    33
Transfer agent's and registrar's fees and expenses     1000
Accounting fees and expenses . . . . . . . . . . .    2,500
Legal fees and expenses. . . . . . . . . . . . . .   10,000
Printing and engraving expenses. . . . . . . . . .      500
Blue sky fees and expenses . . . . . . . . . . . .      500
Miscellaneous. . . . . . . . . . . . . . . . . . .      467
Total. . . . . . . . . . . . . . . . . . . . . . .  $15,000
                                                    =======

Item 14.  Indemnification of Directors and Officers

Our articles of incorporation provide that our directors shall have no personal liability to our company or our shareholders for damages for breaches of their fiduciary duties as directors or officers, except for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of certain unlawful distributions. In addition, Section 78.037 of the Nevada corporation law, Article VIII of our articles of incorporation, and
Article VIII of our bylaws provide for indemnification of our directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended.

Item 15.  Recent Sales of Unregistered Securities

Since its incorporation on March 10, 2000, the Registrant has issued and sold the following unregistered securities:

In connection with its organization in April, 2000, the registrant sold 4,500,000 shares of common stock to three investors, including its president, for $9,000 in cash. The foregoing issuances and sales of common stock were effected in reliance upon the exemption from registration provided by Section 4(2) under the Securities Act of 1933, as amended. The registrant did not employ any general solicitation or advertising in connection with the transactions, each of the purchasers signed a customary investment representation letter, and the certificates for the shares were stamped with a customary restricted stock legend.

Item 16.  Exhibits and Financial Statement Schedules

(a)  Exhibits

         SEC
Exhibit  Reference
Number   Number       Title of Document                                          Location
------   ---------    --------------------------------------------------------   -----------
Item 3                Articles of Incorporation and Bylaws
------------------------------------------------------------------------------
3.01        3         Articles of Incorporation                                  This Filing

3.02        3         Bylaws                                                     This Filing

Item 4                Instruments Defining the Rights of Security Holders
------------------------------------------------------------------------------
4.01        4         Specimen Stock Certificate                                 This Filing

Item 5                Opinion re:  Legality
------------------------------------------------------------------------------
5.01        5         Opinion and Consent of Mark N. Schneider, A Professional   This Filing
                      Corporation

Item 23               Consents of Experts and Counsel
------------------------------------------------------------------------------
23.01      23         Consent of Pritchett, Siler & Hardy, P.C.,                 This Filing
                      Independent accountants

23.02      23         Consent of Mark N. Schneider, A Professional Corporation   Included in
                                                                                 Exhibit 5.1

Item 27               Financial Data Schedule
------------------------------------------------------------------------------
27.01      27         Financial Data Schedule                                    This Filing

Item 17.  Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on August 3, 2000.

                                          Mobile Design Concepts, Inc.

                                          By   /s/ Steven N. Bednarik
                                            Steven N. Bednarik
                                            President
                                            (Principal Executive,
                                            Accounting and Financial
                                            Officer)

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name                       Title       Date
------------------         --------    ---------------
/s/ Steven N. Bednarik
Steven N. Bednarik         Director    August __, 2000